EXHIBIT 4.5
                                                               -----------

                   SUN WORLD INTERNATIONAL, INC.,
                               Issuer

                     CADIZ LAND COMPANY, INC.,
                         Parent Guarantor

                       AGRI-LAND REALTY, INC.,
                  SUN WORLD MANAGEMENT CORPORATION,
                         SUN WORLD AVOCADO,
                       SUN WORLD EXPORT, INC.,
                          SUN WORLD BRANDS,
                           SUN WORLD/RAYO,
                     DINUBA PACKING CORPORATION,
                     SFC MARKETING CORPORATION,
                         SUN HARVEST, INC.,
                     PACIFIC FARM SERVICE, INC.,
                      BIG VALLEY LEASING, INC.,
                        SUN DESERT, INC., and
                         COACHELLA GROWERS,
                        Subsidiary Guarantors

                            $115,000,000
            11-1/4% First Mortgage Notes due April 15, 2004

                            _____________

                              INDENTURE

                     Dated as of April 16, 1997

                            _____________

                  IBJ SCHRODER BANK & TRUST COMPANY
                              Trustee
                          TABLE OF CONTENTS

                                                                Page

                              ARTICLE 1
                    DEFINITIONS AND INCORPORATION
                            BY REFERENCE
Section 1.01.    Definitions . . . . . . . . . . . . . . . . . .   1
Section 1.02.    Other Definitions . . . . . . . . . . . . . . .  14
Section 1.03.    Incorporation by Reference of Trust Indenture Act 15
Section 1.04.    Rules of Construction . . . . . . . . . . . . .  16

                              ARTICLE 2
                              THE NOTES
Section 2.01.    Form and Dating . . . . . . . . . . . . . . . .  16
Section 2.02.    Execution and Authentication. . . . . . . . . .  16
Section 2.03.    Registrar and Paying Agent. . . . . . . . . . .  17
Section 2.04.    Paying Agent to Hold Money in Trust . . . . . .  17
Section 2.05.    Holder Lists. . . . . . . . . . . . . . . . . .  18
Section 2.06.    Transfer and Exchange . . . . . . . . . . . . .  18
Section 2.07.    Replacement Notes . . . . . . . . . . . . . . .  23
Section 2.08.    Outstanding Notes . . . . . . . . . . . . . . .  24
Section 2.09.    Treasury Notes. . . . . . . . . . . . . . . . .  24
Section 2.10.    Temporary Notes . . . . . . . . . . . . . . . .  24
Section 2.11.    Cancellation. . . . . . . . . . . . . . . . . .  24
Section 2.12.    Defaulted Interest. . . . . . . . . . . . . . .  25

                             ARTICLE 3
                      REDEMPTION AND PREPAYMENT
Section 3.01.    Notices to Trustee. . . . . . . . . . . . . . .  25
Section 3.02.    Selection of Notes to Be Redeemed . . . . . . .  25
Section 3.03.    Notice of Redemption. . . . . . . . . . . . . .  26
Section 3.04.    Effect of Notice of Redemption. . . . . . . . .  26
Section 3.05.    Deposit of Redemption Price . . . . . . . . . .  26
Section 3.06.    Notes Redeemed in Part. . . . . . . . . . . . .  27
Section 3.07.    Optional Redemption . . . . . . . . . . . . . .  27
Section 3.08.    Mandatory Redemption. . . . . . . . . . . . . .  27
Section 3.09.    Offer to Purchase by Application of Excess Proceeds 27

                              ARTICLE 4
                              COVENANTS
Section 4.01.    Payment of Notes. . . . . . . . . . . . . . . .  29
Section 4.02.    Maintenance of Office or Agency . . . . . . . .  29
Section 4.03.    Reports . . . . . . . . . . . . . . . . . . . .  30
Section 4.04.    Compliance Certificate. . . . . . . . . . . . .  31
Section 4.05.    Taxes . . . . . . . . . . . . . . . . . . . . .  31
Section 4.06.    Stay, Extension and Usury Laws. . . . . . . . .  31
Section 4.07.    Restricted Payments . . . . . . . . . . . . . .  32
Section 4.08.    Dividend and Other Payment Restrictions Affecting
                 Subsidiaries. . . . . . . . . . . . . . . . . .  35
Section 4.09.    Incurrence of Indebtedness and Issuance of
                 Preferred Stock . . . . . . . . . . . . . . . .  35
Section 4.10.    Asset Sales . . . . . . . . . . . . . . . . . .  37
Section 4.11.    Transactions with Affiliates. . . . . . . . . .  39
Section 4.12.    Liens . . . . . . . . . . . . . . . . . . . . .  39
Section 4.13.    Line of Business. . . . . . . . . . . . . . . .  40
Section 4.14.    Corporate Existence . . . . . . . . . . . . . .  40
Section 4.15.    Offer to Repurchase Upon Change of Control. . .  40
Section 4.16     Additional Subsidiary Guarantees. . . . . . . .  41
Section 4.17     Sale and Leaseback Transactions . . . . . . . .  41
Section 4.18     Limitation on Issuances and Sales of
                 Capital Stock of Wholly-Owned Subsidiaries .  .  41
Section 4.19     Advances. . . . . . . . . . . . . . . . . . . .  42
Section 4.20     Collateral Documents. . . . . . . . . . . . . .  42
Section 4.21     Impairment of Security Interests. . . . . . . .  42
Section 4.22     Payments for Consent. . . . . . . . . . . . . .  42
Section 4.23     Maintenance of Properties and Insurance . . . .  42

                              ARTICLE 5
                             SUCCESSORS
Section 5.01.    Merger, Consolidation, or Sale of Assets. . . .  43
Section 5.02.    Successor Corporation Substituted . . . . . . .  44

                             ARTICLE 6
                       DEFAULTS AND REMEDIES
Section 6.01.    Events of Default . . . . . . . . . . . . . . .  44
Section 6.02.    Acceleration. . . . . . . . . . . . . . . . . .  46
Section 6.03.    Other Remedies. . . . . . . . . . . . . . . . .  46
Section 6.04.    Waiver of Past Defaults . . . . . . . . . . . .  46
Section 6.05.    Control by Majority . . . . . . . . . . . . . .  47
Section 6.06.    Limitation on Suits . . . . . . . . . . . . . .  47
Section 6.07.    Rights of Holders of Notes to Receive Payment .  47
Section 6.08.    Collection Suit by Trustee. . . . . . . . . . .  48
Section 6.09.    Trustee May File Proofs of Claim. . . . . . . .  48
Section 6.10.    Priorities. . . . . . . . . . . . . . . . . . .  48
Section 6.11.    Undertaking for Costs . . . . . . . . . . . . .  49

                             ARTICLE 7
                              TRUSTEE
Section 7.01.    Duties of Trustee . . . . . . . . . . . . . . .  49
Section 7.02.    Rights of Trustee . . . . . . . . . . . . . . .  50
Section 7.03.    Individual Rights of Trustee. . . . . . . . . .  50
Section 7.04.    Trustee's Disclaimer. . . . . . . . . . . . . .  51
Section 7.05.    Notice of Defaults. . . . . . . . . . . . . . .  51
Section 7.06.    Reports by Trustee to Holders of the Notes. . .  51
Section 7.07.    Compensation and Indemnity. . . . . . . . . . .  51
Section 7.08.    Replacement of Trustee. . . . . . . . . . . . .  52
Section 7.09.    Successor Trustee by Merger, etc. . . . . . . .  53
Section 7.10.    Eligibility; Disqualification . . . . . . . . .  53
Section 7.11.    Preferential Collection of Claims Against Issuer 53
Section 7.12     Trustee Risk. . . . . . . . . . . . . . . . . .  53
Section 7.13     Appointment of Co-Trustee . . . . . . . . . . .  53

                              ARTICLE 8
              LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.    Option to Effect Legal Defeasance or
                 Covenant Defeasance . . . . . . . . . . . . . .  54
Section 8.02.    Legal Defeasance and Discharge. . . . . . . . .  54
Section 8.03.    Covenant Defeasance . . . . . . . . . . . . . .  55
Section 8.04.    Conditions to Legal or Covenant Defeasance. . .  55
Section 8.05.    Deposited Money and Government Securities
                 to be Held in Trust; Other
                 Miscellaneous Provisions. . . . . . . . . . . .  56
Section 8.06.    Repayment to Issuer . . . . . . . . . . . . . .  57
Section 8.07.    Reinstatement . . . . . . . . . . . . . . . . .  57

                             ARTICLE 9
                  AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.    Without Consent of Holders of Notes . . . . . .  57
Section 9.02.    With Consent of Holders of Notes. . . . . . . .  58
Section 9.03.    Compliance with Trust Indenture Act . . . . . .  59
Section 9.04.    Revocation and Effect of Consents . . . . . . .  59
Section 9.05.    Notation on or Exchange of Notes. . . . . . . .  60
Section 9.06.    Trustee to Sign Amendments, etc . . . . . . . .  60

                             ARTICLE 10
                       COLLATERAL AND SECURITY
Section 10.01.  Collateral and Security Documents;
                Additional Collateral. . . . . . . . . . . . . .  60
Section 10.02.  Recording, Registration and Opinions . . . . . .  62
Section 10.03.  Release of Collateral. . . . . . . . . . . . . .  63
Section 10.04.  Possession and Use of Collateral . . . . . . . .  64
Section 10.05.  Specified Releases of Collateral . . . . . . . .  64
Section 10.06.  Disposition of Collateral Without Release. . . .  66
Section 10.07.  Form and Sufficiency of Release. . . . . . . . .  67
Section 10.08.  Purchaser Protected. . . . . . . . . . . . . . .  67
Section 10.09.  Authorization of Actions To Be Taken by the
                Trustee Under the Collateral Documents . . . . .  68
Section 10.10.  Authorization of Receipt of Funds by the
                Trustee Under the Collateral Documents . . . . .  68

                             ARTICLE 11
                     APPLICATION OF TRUST MONIES
Section 11.01.  Collateral Account . . . . . . . . . . . . . . .  68
Section 11.02.  Withdrawal of Insurance Proceeds and
                Condemnation Awards. . . . . . . . . . . . . . .  68
Section 11.03.  Withdrawal of Net Cash Proceeds to Fund
                an Asset Sale Offer. . . . . . . . . . . . . . .  70
Section 11.04.  Withdrawal of Trust Monies for Investment
                in Replacement Assets. . . . . . . . . . . . . .  71
Section 11.05.  Investment of Trust Monies . . . . . . . . . . .  72

                             ARTICLE 12
                             GUARANTEES
Section 12.01    Guarantees. . . . . . . . . . . . . . . . . . .  72
Section 12.02    Execution and Delivery of Guarantees. . . . . .  75
Section 12.03    Guarantors May Consolidate, etc., on
                 Certain Terms. . . . . . . . . . . . . . . . . . 75
Section 12.04    Releases Following Sale of Assets . . . . . . .  76
Section 12.05    Limitation of Guarantor's Liability . . . . . .  76
Section 12.06    Application of Certain Terms and Provisions
                 to the Guarantors . . . . . . . . . . . . . . .  77

                             ARTICLE 13
                            MISCELLANEOUS
Section 13.01.   Trust Indenture Act Controls. . . . . . . . . .  77
Section 13.02.   Notices . . . . . . . . . . . . . . . . . . . .  77
Section 13.03.   Communication by Holders of Notes with
                 Other Holders of Notes  . . . . . . . . . . . .  79
Section 13.04.   Certificate and Opinion as to
                 Conditions Precedent. . . .. . . . . . . . . . . 79
Section 13.05.   Statements Required in Certificate or Opinion .  79
Section 13.06.   Rules by Trustee and Agents . . . . . . . . . .  79
Section 13.07.   No Personal Liability of Directors,
                 Officers, Employees and Stockholders. . . . . .  79
Section 13.08.   Governing Law . . . . . . . . . . . . . . . . .  80
Section 13.09.   No Adverse Interpretation of Other Agreements .  80
Section 13.10.   Successors. . . . . . . . . . . . . . . . . . .  80
Section 13.11.   Severability. . . . . . . . . . . . . . . . . .  80
Section 13.12.   Counterpart Originals . . . . . . . . . . . . .  80
Section 13.13.   Table of Contents, Headings, etc. . . . . . . .  80


                              EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   CERTIFICATES OF TRANSFEROR
Exhibit C   DEED OF TRUST
Exhibit D   INTERCREDITOR AGREEMENT
Exhibit E   ISSUER PLEDGE AGREEMENT
Exhibit F   PARENT PLEDGE AGREEMENT
Exhibit G   SECURITY AGREEMENT

INDENTURE dated as of April 16, 1997 among Sun World International, Inc., a Delaware corporation (the "Issuer"), Cadiz Land Company, Inc., a Delaware corporation and the parent of Issuer ("Parent"), the subsidiary guarantors of the Issuer who have signed the Guarantee (the "Guarantee") attached to the Note (the "Subsidiary Guarantors" and, together with Parent, the "Guarantors") and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (the "Trustee").

       The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11-1/4% Series A First Mortgage Notes due 2004 (the "Series A Notes") and the 11-1/4% Series B First Mortgage Notes due 2004 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                              ARTICLE 1
                    DEFINITIONS AND INCORPORATION
                            BY REFERENCE

Section 1.01.    Definitions.
-------------------------------------
       "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

       "AFTER-ACQUIRED PROPERTY" means assets or property acquired after the Issue Date.

       "AGENT" means any Registrar, Paying Agent or co-registrar.

       "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, the Issuer and the Issuer's Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by the provisions of Section 4.10), and (ii) the issue or sale by Parent, the Issuer or any of its Subsidiaries of Equity Interests of the Issuer or any of the Issuer's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, none of the following will constitute Asset Sales: (i) a transfer of assets by Parent or the Issuer to a Wholly Owned Restricted Subsidiary of the Issuer or by a Wholly Owned Restricted Subsidiary of the Issuer to the Issuer or to another Wholly Owned Restricted Subsidiary of the Issuer, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Issuer to the Issuer or to another Wholly Owned Restricted Subsidiary of the Issuer, (iii) a Restricted Payment that is permitted by Section 4.07, and
(iv) a transfer of Revolving Credit Agreement Collateral.

       "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

       "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

       "BOARD OF DIRECTORS" means the Board of Directors of the Issuer, or any authorized committee of the Board of Directors.

       "BUSINESS DAY" means any day other than a Legal Holiday.

       "CADIZ CREDIT AGREEMENT" means a credit agreement to be entered into between Parent and a lending institution providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time; provided, however, that neither the Issuer nor any Subsidiary of the Issuer may provide any guarantee of such Indebtedness.

       "CADIZ WATER PROJECT" means the development of the system for groundwater transfer by Parent of the water underlying Parent's properties in the Cadiz and Fenner valleys of eastern California to certain public agencies, such as the Metropolitan Water District, including the construction of a pipeline between Parent's properties and the Colorado River Aqueduct.

       "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "CASH EQUIVALENTS" means (i) United States dollars, (ii) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (iii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) certificates of deposit with a maturity of 365 days or less of any financial institution that is organized under the laws of the United States, or any state thereof or the District of Columbia that are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc. or at least an equivalent rating category of another nationally recognized securities rating agency; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (vi) commercial paper having the highest rating obtainable from Moody's Investor Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

       "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent, the Issuer and the Issuer's Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of Parent (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors, (v) the first day on which Parent ceases to own 100% of the outstanding Equity Interests of the Issuer, or
(vi) Parent consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

       "COLLATERAL" means, all assets now owned or hereafter acquired, of Parent, the Issuer or any Subsidiary of the Issuer, other than the Excluded Assets.

       "COLLATERAL ACCOUNT" means the collateral account established pursuant to Section 11.01.

       "COLLATERAL DOCUMENTS" mean, collectively, the Security Agreement, the Deed of Trust, the Issuer Pledge Agreement, the Parent Pledge Agreement, the Intercreditor Agreement and any other pledges, agreements, instruments, financing statements, filing or other documents that evidence, set forth or limit the Lien in favor of the Trustee in the Collateral.

       "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization
(including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash non-recurring items whether or not considered extraordinary under GAAP, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Parent or to the Issuer without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Issuer, the Subsidiary or its stockholders.

       "CONSOLIDATED LEASE EXPENSE" means, with respect to any Person for any period, the aggregate rental obligations of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto.

       "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Issuer or one of its Subsidiaries.

       "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

       "CONTINUING DIRECTORS" means, as of the date of determination, any member of the Board of Directors of a Person who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

       "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

       "DEED OF TRUST" means individually and in the aggregate, the Deeds of Trust, each in the form of Exhibit C, executed by the Issuer for the benefit of the Trustee and the ratable benefit of the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

       "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

       "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

       "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

       "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXCHANGE OFFER" means the offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

       "EXCLUDED ASSETS" means (i) all of the assets of Parent other than the stock of the Issuer, (ii) the Revolving Credit Agreement Collateral, and
(iii) the Zenith Collateral.

       "EXISTING INDEBTEDNESS" means up to $16.8 million in aggregate principal amount of Indebtedness of Parent, the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Cadiz Credit Agreement and the Revolving Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

       "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and
(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guarantied by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Parent or the Issuer, as the case may be, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, that the denominator in clause (b) shall be one if such dividend or other distribution is a tax deductible expense for federal income tax purposes under the Internal Revenue Code of 1986, as amended.

       "FIXED CHARGE COVERAGE RATIO" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Parent, the Issuer or any of the Issuer's Restricted Subsidiaries incurs, assumes, Guaranties or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

       "GLOBAL NOTE" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

       "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

       "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

       "HOLDER" means a Person in whose name a Note is registered.

       "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

       "INDENTURE" means this Indenture, as amended or supplemented from time to time.

       "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, in the form of Exhibit D, between the Trustee and the agent under the Revolving Credit Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

       "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07.

       "ISSUE DATE" means the date on which the Notes are originally issued.

       "ISSUER PLEDGE AGREEMENT" means the Issuer Pledge Agreement, in the form of Exhibit E, to be executed by the Issuer and each Subsidiary Guarantor in favor of the Trustee for the benefit of the Trustee and the ratable benefit of the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

       "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

       "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,
(i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

       "NET INSURANCE PROCEEDS" means the insurance proceeds (excluding liability insurance payable to the Trustee for any loss, liability or expense incurred by it) paid as a result of damage to, or the loss, destruction or condemnation of, all or any portion of the Collateral, less collection costs.

       "NET PROCEEDS" means the aggregate cash proceeds received by Parent, the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

       "NON-RECOURSE DEBT" means Indebtedness: (i) as to which neither Parent, the Issuer nor any of the Issuer's Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of Parent, the Issuer or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent, the Issuer or any of their Restricted Subsidiaries; provided, however, that in the case of Indebtedness incurred to finance a Qualified Project, such Indebtedness shall be considered Non-Recourse Debt if such Indebtedness meets the criteria above, other than credit support or recourse of such Indebtedness provided by Parent's water rights or assets directly involved in the construction or operation of such Qualified Project.

       "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

       "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "OFFERING" means the Offering of the Notes by the Issuer.

       "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

       "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of
Section 13.05 hereof.

       "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

       "PACA" means the Perishable Agricultural Commodities Act, 7 U.S.C 499 et seq.

       "PARENT" means Cadiz Land Company, Inc., a Delaware corporation.

       "PARENT GUARANTEE" means the Guarantee of the Notes by Parent, in the form of the Guarantee attached to the form of Note, Exhibit A hereto.

       "PARENT PLEDGE AGREEMENT" means the Parent Pledge Agreement, in the form of Exhibit F, to be executed by Parent in favor of the Trustee for the benefit of the Trustee and the ratable benefit of the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

       "PERMITTED BUSINESSES" means, (i) in the case of the Issuer, the growing, harvesting, marketing, packing, distribution or processing of produce, the development and licensing of proprietary strains of produce, the investment in Sun Date and American Sunmelon and the Rayo water project, and (ii) in the case of Parent, the Permitted Business of the Issuer, together with the development of groundwater transfer and storage projects and investment in agricultural real property.

       "PERMITTED INVESTMENTS" means (a) any Investment in the Issuer or in a Wholly Owned Restricted Subsidiary of the Issuer that is evidenced by Capital Stock or Subsidiary Intercompany Notes and that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Issuer and a Guarantor that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries were engaged in on the Issue Date or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
(e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $3.0 million.

       "PERMITTED LIENS" means (i) Liens securing obligations under this Indenture, the Notes, the Guarantees of the Notes and the Collateral Documents; (ii) Liens on Revolving Credit Agreement Collateral securing Revolving Indebtedness, provided that such Liens are subject to the Intercreditor Agreement or any amendment or replacement of the Intercreditor Agreement; (iii) Liens in favor of the Issuer or any of the Issuer's Restricted Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer; (v) Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Purchase Money Indebtedness permitted by clause (vii) of Section 4.09(b) and clause (viii) of Section 4.09(c) covering only the assets acquired with such Indebtedness;
(viii) Liens existing on the Issue Date; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $2.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Subsidiary; (xi) Liens on Excluded Assets of Parent (a) to secure borrowings under the Cadiz Credit Agreement or (b) to finance Qualified Projects; (xii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xiii) Liens on Excluded Assets of Parent to secure Permitted Refinancing Indebtedness; and (xiv) Liens or claims arising under PACA or any successor statute thereto, to the extent that (A) such Liens cannot be asserted against the Collateral or (B) the total amount of such outstanding Liens does not exceed $7.0 million.

       "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Parent, the Issuer or any of the Issuer's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Parent, the Issuer or any of the Issuer's Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) outstanding as of the date of such extension, refinancing, renewal, replacement, defeasance or refunding; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Parent, the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

       "PURCHASE MONEY INDEBTEDNESS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred to finance such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

       "QUALIFIED PROJECT" means a project by Parent (i) to develop its rights to water that is financed solely through the issuance of Non-Recourse Debt and Equity Interests of Parent (other than Disqualified Stock), including the Cadiz Water Project, or (ii) an investment in agricultural real property.

       "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of April 16, 1997, by and among Parent, the Issuer, Smith Barney Inc. and the guarantors of the Issuer's obligations named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

       "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

       "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

       "REVOLVING CREDIT AGREEMENT" means that certain Credit Agreement, to be entered into by and among the Issuer and Cooperatieve Centrale Raffeissen-Boerenleenbank B.A. "Rabobank Nederland," New York Branch, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

       "REVOLVING CREDIT AGREEMENT COLLATERAL" means all of the Issuer's cash and cash equivalents (other than funds which are to become Trust Monies), accounts receivable, growing crops and inventory and all of the cash and cash equivalents (other than funds which are to become Trust Monies), accounts receivable, growing crops and inventory of the Issuer's Subsidiaries.

       "REVOLVING INDEBTEDNESS" means Indebtedness under the Revolving Credit Agreement.

       "SEC" means the Securities and Exchange Commission.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SECURITY AGREEMENT" means the Security Agreement, in the form of Exhibit G, executed by the Issuer and each Subsidiary Guarantor in favor of the Trustee for the benefit of the Trustee and the ratable benefit of the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

       "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

       "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

       "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

       "SUBSIDIARY GUARANTEE" means the Guarantee of the Notes by each of the Subsidiary Guarantors, in the form of the Guarantee attached to the form of Note, Exhibit A hereto.

       "SUBSIDIARY INTERCOMPANY NOTES" means the intercompany notes issued by Subsidiaries of the Issuer in favor of the Issuer to evidence advances by the Issuer, if any, in each case, in the form attached as Annex B hereto.

       "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

       "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

       "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

       "TRUST MONIES" means all cash and Cash Equivalents received by the
Trustee: (i) upon the release of Collateral from the Lien of this Indenture and/or the Collateral Documents, including all Collateral Proceeds (and amounts deemed, pursuant to this Indenture, to constitute Collateral Proceeds) and all monies received in respect of the principal of all purchase money, governmental and other obligations; (ii) as Net Insurance Proceeds (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); (iii) pursuant to the Collateral Documents; (iv) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise; (v) which constitute Collateral Proceeds or are deemed pursuant to this Indenture to constitute Collateral Proceeds from any transaction which results in a Subsidiary Guarantor being released from its Subsidiary Guarantee pursuant to Section 12.04; or (vi) for application as provided herein or any Collateral Document or which disposition is not otherwise specifically provided for herein or in any Collateral Document; provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer.

       "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Parent, the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent, the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent or the Issuer; (c) is a Person with respect to which none of Parent, the Issuer or any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent, the Issuer or any Restricted Subsidiary; and (e) has at least one director on its board of directors that is not a director or executive officer of Parent, the Issuer or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of Parent, the Issuer or any Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Parent or the Issuer, as applicable, as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, Parent or the Issuer shall be in default of such covenant). The Board of Directors of Parent or the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent or the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

       "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

       "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

       "ZENITH COLLATERAL" means an undivided one-half interest 4,222 acres of farm property located near Blythe, California, in which a senior security interest has been granted by the Issuer to Zenith Insurance Company as security for certain Existing Indebtedness.

Section 1.02.    Other Definitions.
---------------------------------
                                                   Defined in
       Term                                          Section

"Affiliate Transaction" . . . . . . . . . . . . .      4.11
"Asset Sale Offer". . . . . . . . . . . . . . . .      3.09
"Available Amount". . . . . . . . . . . . . . . .      4.10
"Benefitted Party". . . . . . . . . . . . . . . .     12.01
"Change of Control Offer" . . . . . . . . . . . .      4.15
"Change of Control Offer Period". . . . . . . . .      4.15
"Change of Control Payment" . . . . . . . . . . .      4.15
"Change of Control Purchase Date" . . . . . . . .      4.15
"Collateral Proceeds" . . . . . . . . . . . . . .      4.10
"Company Order" . . . . . . . . . . . . . . . . .     10.05
"Co-Trustee" . . .  . . . . . . . . . . . . . . .      7.13
"Covenant Defeasance" . . . . . . . . . . . . . .      8.03
"Custodian"   . . . . . . . . . . . . . . . . . .      6.01
"DTC" . . . . . . . . . . . . . . . . . . . . . .      2.03
"Event of Default". . . . . . . . . . . . . . . .      6.01
"Excess Proceeds" . . . . . . . . . . . . . . . .      4.10
"incur" . . . . . . . . . . . . . . . . . . . . .      4.09
"Legal Defeasance"  . . . . . . . . . . . . . . .      8.02
"Non-Collateral Proceeds" . . . . . . . . . . . .      4.10
"Offer Amount". . . . . . . . . . . . . . . . . .      3.09
"Offer Period". . . . . . . . . . . . . . . . . .      3.09
"Paying Agent". . . . . . . . . . . . . . . . . .      2.03
"Purchase Date" . . . . . . . . . . . . . . . . .      3.09
"QIB" . . . . . . . . . . . . . . . . . . . . . .      2.06
"Registrar" . . . . . . . . . . . . . . . . . . .      2.03
"Released Interests". . . . . . . . . . . . . . .     10.05
"Released Property" . . . . . . . . . . . . . . .     10.05
"Released Trust Monies" . . . . . . . . . . . . .     11.04
"Replacement Assets". . . . . . . . . . . . . . .      4.10
"Restricted Payments" . . . . . . . . . . . . . .      4.07
"Surviving Entity". . . . . . . . . . . . . . . .      5.01
"Title Policy". . . . . . . . . . . . . . . . . .     10.02
"Transfer Restricted Security". . . . . . . . . .      2.06
"Trust Monies Release Notice" . . . . . . . . . .     11.04
"Valuation Date". . . . . . . . . . . . . . . . .     10.05

Section 1.03.   Incorporation by Reference of Trust Indenture Act.
                --------------------------------------------------
       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

          "Indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.   Rules of Construction.
              ----------------------------
       Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)   provisions apply to successive events and transactions;
       and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                              ARTICLE 2
                              THE NOTES

Section 2.01.  Form and Dating.
               ----------------
       The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

       The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.   Execution and Authentication.
                -----------------------------
       Two Officers shall sign the Notes for the Issuer by manual or facsimile signature. The Issuer's seal shall be reproduced on the Notes and may be in facsimile form.

       If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee shall, upon a written order of the Issuer signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

       The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

Section 2.03.   Registrar and Paying Agent.
                -------------------------
       The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

       The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

       The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.   Paying Agent to Hold Money in Trust.
                -----------------------------------
       The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.   Holder Lists.
                -------------
       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

Section 2.06.   Transfer and Exchange.
                ----------------------
       (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06.

       (b) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. Holders of Certificated Notes may offer, resell, pledge or otherwise transfer such Notes only pursuant to an effective registration statement under the Securities Act, inside the United States to a "qualified institutional buyer," as such term is defined in Rule 144A under the Securities Act (a "QIB") in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or to the Issuer, in each case in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

       When Certificated Notes are presented by a Holder to the Registrar with a written request:

          (x)   to register the transfer of the Certificated Notes; or

          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Certificated Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

             (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer
          Restricted Security is being transferred to the Issuer, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto);

             (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto); or

             (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Issuer and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

       (c) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A CERTIFICATED NOTE

          (i) Any Person having a beneficial interest in a Global Note may upon request, subject to the procedures set forth herein, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

             (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-2 hereto);

             (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto); or

             (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Issuer and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuer shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

       (d) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

       (e) TRANSFER AND EXCHANGE OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. Holders of Certificated Notes may offer, resell, pledge or otherwise transfer such Notes only pursuant to an effective registration statement under the Securities Act, inside the United States to a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or to the Issuer, in each case in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

       A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note:

       (i) duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by his attorney, duly authorized in writing, which instructions, if applicable, shall direct the Trustee, (A) to cancel any Certificated Note being exchanged for a beneficial interest in a Global Note in accordance with Section 2.11 hereof, and (B) to make, or to direct the Note Custodian to make, an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note; and

       (ii) accompanied by the following additional information and documents, if the Certificate Note is a Transfer Restricted
       Security: if such Certificated Note is being transferred to a QIB in accordance with Rule 144A, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto).

The Trustee shall cancel such Certificated Note in accordance with Section
2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of the Global Notes to be increased accordingly.

       (f)   AUTHENTICATION OF CERTIFICATED NOTES IN ABSENCE OF
             DEPOSITORY.  If at any time:

          (i) the Depository for the Notes notifies the Issuer that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Issuer within 90 days after delivery of such notice; or

          (ii)  the Issuer delivers to the Trustee an Officers'
       Certificate or an order signed by two Officers of the Issuer notifying the Trustee that it elects to cause the issuance of Certificated Notes under this Indenture,

then the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

       (g) LEGENDS

          (i)   Except as permitted by the following paragraphs (ii),
       (iii) and (iv), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (each a "Transfer Restricted Security"):

       "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
       (A) ABOVE."

          (ii)  Upon any sale or transfer of a Transfer Restricted
       Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
       Act:

             (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-1 hereto; and

             (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-2 hereto).

          (iii) Upon any sale or transfer of a Transfer Restricted
       Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Issuer and the Registrar in form and substance reasonably acceptable to the Issuer and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

             (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

             (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

          (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuer.

       (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for an interest in another Global Note or for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

       (i)   GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.09, 4.10, 4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v)   The Issuer shall not be required:

             (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

             (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

             (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

       The Registrar may rely on information set forth in a certificate substantially in the form of Exhibit B-1, B-2 or B-3 hereto, and other certificates and opinions received pursuant to this Section 2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Note absent actual knowledge of such transfer.

Section 2.07.   Replacement Notes.
                ------------------
       If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

       Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.   Outstanding Notes.
                -------------------
       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

       If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

       If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.   Treasury Notes.
                ---------------
       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

Section 2.10.   Temporary Notes.
                -----------------
       Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by two Officers of the Issuer. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

       Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.   Cancellation.
                -------------
       The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.   Defaulted Interest.
                ------------------
       If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                             ARTICLE 3
                      REDEMPTION AND PREPAYMENT

Section 3.01.   Notices to Trustee.
                -------------------
       If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.   Selection of Notes to Be Redeemed.
                ---------------------------------
       If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

       The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.   Notice of Redemption.
                --------------------
       Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

       The notice shall identify the Notes to be redeemed and shall state:

          (a)   the redemption date;

          (b)   the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)   the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.   Effect of Notice of Redemption.
                ------------------------------
       Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.   Deposit of Redemption Price.
                ---------------------------
       One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent, respectively, by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

       If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.   Notes Redeemed in Part.
                ----------------------
       Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.   Optional Redemption.
                -------------------
       (a) The Notes will not be redeemable at the Issuer's option prior to April 15, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                    PERCENTAGE
-------                                                 -----------
2001 . . . . . . . . . . . . . . . . . . . . . . . . . .  105.625%
2002 . . . . . . . . . . . . . . . . . . . . . . . . . .  102.813%
2003 and thereafter. . . . . . . . . . . . . . . . . . .  100.000%

   (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.
                  ----------------------
   Except as set forth under Sections 4.10 and 4.15 hereof, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09.     Offer to Purchase by Application of Excess Proceeds.
                  ----------------------------------------------------
   In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required or permitted to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

   The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

   If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

   Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (a)  that the Asset Sale Offer is being made pursuant to this
   Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

        (b)  the Offer Amount, the purchase price and the Purchase Date;

        (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

        (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

        (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

        (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

        (g) that Holders shall be entitled to withdraw their election if the Issuer, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

   On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

   Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                              ARTICLE 4
                              COVENANTS

Section 4.01.     Payment of Notes.
                  ------------------
   The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

   The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.
                  --------------------------------
   The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

   The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

   The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03.     Reports.
                  -------
   (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Parent shall furnish to the Trustee and to all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent is required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Parent and Parent's consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the certified independent accountants for Parent and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, Parent will file a copy of all such information and reports with the Commission for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

   (b) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee and to all Holders (i) all quarterly and annual financial information including statements of operations, statements of cash flows and balance sheets of the Issuer and its Restricted Subsidiaries, separate from the financial condition and results of operations of Parent and of the Unrestricted Subsidiaries of Issuer and, with respect to the annual information only, a report thereon by the certified independent accountants for the Issuer and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

   The Issuer shall at all times comply with TIA Section 314(a).

   (c) For so long as any Transfer Restricted Securities remain outstanding, Parent and the Issuer shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.     Compliance Certificate.
                  ----------------------
   (a) Parent and the Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Parent, the Issuer and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Parent and the Issuer have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Parent and the Issuer have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Parent or the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Parent or the Issuer is taking or proposes to take with respect thereto.

   (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) and (b) above shall be accompanied by a written statement of Parent's or the Issuer's, as appropriate, independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Parent or the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

   (c) Parent and the Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Parent or the Issuer is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.
                  ------
   Parent and the Issuer shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.     Stay, Extension and Usury Laws.
                  -------------------------------
   The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Restricted Payments.
                  --------------------
   Parent and the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of Parent, the Issuer or any of the Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving Parent, the Issuer or any of the Restricted Subsidiaries) or to the direct or indirect holders of Equity Interests in Parent, the Issuer or any of the Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Parent, the Issuer or any of the Restricted Subsidiaries) any Equity Interests of Parent, the Issuer or any of the Restricted Subsidiaries; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer that is subordinated to the Notes (other than Notes), any Indebtedness of Parent that is subordinated to the Parent Guarantee or any Indebtedness of a Subsidiary Guarantor that is subordinated to a Subsidiary Guarantee except a payment of interest or principal at Stated Maturity; provided however, that Issuer or Parent may make any such payment, purchase, redemption, defeasance or retirement for value using the proceeds of Permitted Refinancing Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

   (a)  PARENT RESTRICTED PAYMENTS.  Notwithstanding the foregoing,
Parent will be permitted to make Restricted Payments if, at the time of and after giving effect to such Restricted Payment:

        (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (ii) Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

        (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent after the Issue Date, is less than the sum of (A) the lesser of (x) 50% of the Net Income of Parent (not including any Net Income of the Issuer or any of its or Parent's Subsidiaries) for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the Issue Date to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, less 100% of such deficit) or (y) 50% of Parent's Consolidated Net Income for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the Issue Date to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by Parent from the issue or sale since the Issue Date of Equity Interests of Parent (other than Disqualified Stock) or of Disqualified Stock or debt securities of Parent that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of Parent), plus (C) to the extent that any Restricted Investment that was made by Parent after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (D) $5.0 million.

   (b) ISSUER RESTRICTED PAYMENTS. Notwithstanding the foregoing, the Issuer will be permitted to make Restricted Payments if, at the time of and after giving effect to such Restricted Payment:

        (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

        (iii) (A) in the case of a Restricted Payment made to a Person other than Parent, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer after the Issue Date, is less than the sum of (1) the lesser of (x)
   50% of the Consolidated Net Income of the Issuer (not including any Net Income of Parent) for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) or (y) 50% of Parent's Consolidated Net Income for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the Issue Date to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale since the Issue Date of Equity Interests of the Issuer (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Issuer), plus (3) to the extent that any Restricted Investment that was made by the Issuer or any of its Restricted Subsidiaries after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, less (4) the aggregate amount of all Restricted Payments made to Parent after the Issue Date under subparagraph (B) of this paragraph (iii);

             (B) in the case of a Restricted Payment made to Parent, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date, is less than the sum of (1) 50% of the Consolidated Net Income of the Issuer (not including any Net Income of Parent) for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) plus (2) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale since the Issue Date of Equity Interests of the Issuer (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Issuer) plus
   (3) to the extent that any Restricted Investment that was made by the Issuer or any of its Restricted Subsidiaries after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, less (4) the aggregate amount of all Restricted Payments made to Persons other than Parent after the Issue Date under subparagraph (A) of this paragraph (iii).

   The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, other Equity Interests of Parent or the Issuer (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(A)(2) and (iii)(B)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, the Issuer or any Restricted Subsidiary held by any member of the management of Parent, the Issuer or any Restricted Subsidiary upon such member's death, disability or termination pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period or $2.0 million in the aggregate for all periods following the Issue Date and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) the payment of dividends by the Issuer to Parent that are used within 30 days of the date paid solely to pay accounting, legal charges incurred in connection with Parent's Securities and Exchange Commission reporting requirements and other administrative expenses; provided that no Event of Default shall have occurred and be continuing; and provided further, that the aggregate amount of such dividends may not exceed $1.5 million in any fiscal year; (vi) the payment of up to $2.0 million by the Issuer to Parent in any fiscal year; provided that (A) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) and (B) within 30 days of the receipt of such funds, Parent applies such funds to the costs of a Qualified Project; provided further, that no Event of Default shall have occurred and be continuing; and (vii) the payment by Parent within 12 months of the Issue Date of dividends on its Series A Preferred Stock in an aggregate amount not to exceed $800,000 upon the mandatory conversion of such stock.

   (c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries or by Parent (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of
(x) the net book value of such Investments at the time of such designation,
(y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent, the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million.

   (e) Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.08 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08.     Dividend and Other Payment Restrictions
                  Affecting Subsidiaries.
                  ---------------------------------------
   (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of
(A) Existing Indebtedness as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Agreement as in effect on the Issue Date, (B) this Indenture and the Notes, (C) applicable law, (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of Section 4.09 to be incurred, (E) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (F) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (G) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.
                  -----------------------------------------------------------
   (a) Neither Parent nor the Issuer will, and neither Parent nor the Issuer will permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt), that neither Parent nor the Issuer will issue any Disqualified Stock and that Issuer will not permit any of its Subsidiaries to issue any shares of preferred stock. Notwithstanding the foregoing, Parent and the Issuer may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio of Parent or the Issuer, as the case may be, for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

   (b)  PARENT PERMITTED DEBT.  The provisions of paragraph (a) of this
Section 4.09 will not apply to the incurrence by Parent of any of the following items of Indebtedness:

        (i)  the incurrence by Parent of Existing Indebtedness;

        (ii) the incurrence by Parent of Permitted Refinancing
   Indebtedness;

        (iii) the incurrence by Parent of Indebtedness represented by the Parent Guarantee;

        (iv) the incurrence by Parent of Indebtedness under the Cadiz Credit Agreement; provided that the aggregate principal amount of all such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause, does not exceed $50.0 million;

        (v) the incurrence by Parent of Capital Lease Obligations incurred for the purpose of financing all or any part of the cost of construction or improvement of property, plant or equipment used in the Permitted Businesses of Parent in an aggregate principal amount not to exceed $2.5 million at any time outstanding;

        (vi) the incurrence by Parent of Non-Recourse Debt to finance a Qualified Project;

        (vii)     the incurrence by Parent of Purchase Money
   Indebtedness in connection with the purchase of assets to be used in Permitted Businesses of Parent; and

        (viii) the incurrence by Parent of up to $5.0 million aggregate amount of Indebtedness for any purpose.

   (c)  ISSUER PERMITTED DEBT.  The provisions of paragraph (a) of this
Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness:

        (i) the incurrence by the Issuer and its Subsidiaries of Existing Indebtedness;

        (ii) the incurrence by the Issuer and its Subsidiaries of Permitted Refinancing Indebtedness;

        (iii) the incurrence by the Issuer of Indebtedness represented by the Notes and the incurrence by the Subsidiary
   Guarantors of the Subsidiary Guarantees;

        (iv) the incurrence by the Issuer or any of the Issuer's Wholly Owned Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Subsidiary Guarantees and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Wholly Owned Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

        (v) the incurrence by the Issuer's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer;

        (vi) the incurrence by the Issuer of Revolving Indebtedness; provided that the aggregate principal amount of all such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause, does not exceed $30.0 million; and, provided further, that for a period of 30 consecutive days during the 12 months preceding such incurrence, the Issuer had outstanding no Revolving Indebtedness;

        (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Capital Lease Obligations incurred for the purpose of financing all or any part of the cost of construction or improvement of property, plant or equipment used in a Permitted Business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount not to exceed $2.5 million at any time outstanding;

        (viii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Purchase Money Indebtedness to acquire land or agricultural equipment from a Person who is not an Affiliate of the Issuer of up to $10.0 million each fiscal year, not to exceed $30.0 million in the aggregate; or

        (ix) the incurrence by the Issuer or any of its Restricted Subsidiaries of up to $5.0 million aggregate amount of Indebtedness to finance the development, maintenance or expansion of activities or properties related to Permitted Businesses existing as of the Issue Date.

   (d) For purposes of this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories set forth in the two immediately preceding paragraphs or is entitled to be incurred pursuant to paragraph (b) or (c) of this Section 4.09, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10.     Asset Sales.
                  ------------
   (a) Parent and the Issuer will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless (i) Parent, the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) at least 85% of the consideration therefor received by Parent, the Issuer or such Restricted Subsidiary is in the form of cash; provided that the amount of
(x) any liabilities (as shown on the most recent balance sheet of Parent, the Issuer or any Restricted Subsidiary), of Parent, the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Parent, the Issuer or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by Parent, the Issuer or any such Restricted Subsidiary from such transferee that are immediately converted by Parent, the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision,
(iii) if such Asset Sale involves the disposition of Collateral, Parent, the Issuer or such Restricted Subsidiary has complied with Article 10 and (iv) Parent, the Issuer or the Restricted Subsidiary, as the case may be, applies the Net Proceeds as provided in paragraph (b) below.

   (b) Any such Net Proceeds shall be applied within 180 days of the related Asset Sale as follows:

        (i) to the extent that such Net Proceeds are derived from property or assets of the Issuer which do not constitute Collateral or are not deemed (pursuant to the provisions described below) to constitute Collateral Proceeds ("Non-Collateral Proceeds"), such Non-Collateral Proceeds may, at the option of the Issuer, be applied to repay Indebtedness outstanding under the Revolving Credit Agreement or Existing Indebtedness;

        (ii) to the extent that such Net Proceeds are derived from property or assets of Parent which do not constitute Collateral or are Non-Collateral Proceeds, such Non-Collateral Proceeds may, at the option of Parent, be applied to repay outstanding Indebtedness of Parent; and

        (iii) with respect to any Net Proceeds derived from property or assets which constitute Collateral ("Collateral Proceeds") or derived from a transaction as a result of which a Subsidiary Guarantor is released from its Subsidiary Guarantee as provided in Article 12 and which (pursuant to the provisions described below) are deemed to be Collateral Proceeds, and with respect to any Non-Collateral Proceeds remaining after application as described in subparagraphs (i) or (ii) above (all such Collateral Proceeds and amounts deemed to be Collateral Proceeds, together with any such remaining Non-Collateral Proceeds being hereinafter called, collectively, the "Available Amount"), such Available Amount shall, if the Issuer (or if Parent so elects, in the case of Net Proceeds derived from property or assets of Parent) so elects, be applied to make an investment in properties and assets constituting Permitted Businesses that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will constitute Permitted Businesses ("Replacement Assets"); provided that any Replacement Assets acquired with any such Collateral Proceeds or amounts deemed to constitute Collateral Proceeds (A) shall be owned by Parent, the Issuer or the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except as expressly permitted by this Indenture and the Collateral Documents (and Parent, the Issuer or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Guarantee of the Notes, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property); and (B) shall not include any Excluded Assets.

   Any portion of the Available Amount that is not used as described in subparagraph (i), (ii) or (iii) above within such 180 day period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer will be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09. The Issuer may make an Asset Sale Offer at any time Excess Proceeds do not exceed $5.0 million. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or Parent, to the extent that Excess Proceeds are derived from the sale of property or assets of Parent) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.     Transactions with Affiliates.
                  -----------------------------
   Neither Parent nor the Issuer will, and neither will permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Parent, the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent, the Issuer or such Restricted Subsidiary with an unrelated Person and (ii) Parent or the Issuer, as applicable, delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (w) any employment agreement entered into by Parent, the Issuer or any of their Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Parent, the Issuer or such Restricted Subsidiary,
(x) transactions between or among the Issuer and/or its Restricted Subsidiaries, (y) Restricted Payments that are permitted by Section 4.07 shall not be deemed Affiliate Transactions.

Section 4.12.     Liens.
                  -----
   Parent and Issuer will not, and neither Parent nor the Issuer will permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13.     Line of Business.
                  -----------------
   Parent and the Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

Section 4.14.     Corporate Existence.
                  --------------------
   Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.     Offer to Repurchase Upon Change of Control.
                  -------------------------------------------
   Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by Article 3 hereof and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

   The Change of Control Offer will remain open for a period of 20
Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Issuer will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

   On the Change of Control Payment Date, the Issuer will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 4.16 Additional Subsidiary Guarantees.
             --------------------------------
   (a) Parent will not create any Subsidiaries or own Capital Stock in any corporation other than the Issuer, PSWR-I, Southwest Fruit Growers, L.P., Pacific Packing, Inc., Pacific Real Estate, Inc. and Rancho Cadiz Mutual Water Company. After the Issue Date, Parent will take all necessary action to dissolve, liquidate or merge into Parent each of the foregoing subsidiaries, except Southwest Fruit Growers, L.P. and Rancho Cadiz Mutual Water Company.

   (b) The Issuer will not, and will not permit any of the Subsidiary Guarantors to, acquire or otherwise make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by Section 4.07 or (ii) such Subsidiary executes a Subsidiary Guarantee, becomes a party to the Security Agreement and the Issuer Pledge Agreement and delivers an opinion of counsel in accordance with the provi-sions of this Indenture and the certificates representing the capital stock of such Subsidiary are delivered to the Trustee in accordance with the terms of the Issuer Pledge Agreement.

Section 4.17 Sale and Leaseback Transactions.
              ------------------------------
   Parent and the Issuer will not, and neither Parent nor the Issuer will permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Parent or the Issuer may enter into a sale and leaseback transaction if (i) Parent or the Issuer could have
(a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the Section 4.09(a) and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction, and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and Parent or the Issuer applies the proceeds of such transaction in compliance with, Section 4.10.

Section 4.18   Limitation on Issuances and Sales of Capital Stock of
               Wholly Owned-Subsidiaries.
               -----------------------------------------------------
   Parent and the Issuer (i) will not, and will not permit any Wholly
Owned Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary to any Person (other than Parent, the Issuer or a Wholly Owned Subsidiary of Parent or the Issuer), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 and (ii) will not permit any Wholly Owned Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Parent, the Issuer or a Wholly Owned Subsidiary of Parent or the Issuer.

Section 4.19 Advances.
             --------
   (a) All advances to Restricted Subsidiaries made by Parent or the Issuer from time to time after the Issue Date will be evidenced by unsecured Subsidiary Intercompany Notes in favor of Parent or the Issuer, respectively, that will be pledged to the Trustee pursuant to the applicable Collateral Documents as Collateral to secure the Notes.

   (b) All advances by the Issuer to any Restricted Subsidiary outstanding on the Issue Date will be evidenced by an unsecured Subsidiary Intercompany Note that will be pledged to the Trustee pursuant to the applicable Collateral Documents as Collateral for the Notes. Each Subsidiary Intercompany Note will be payable upon demand and will bear interest at the same rate as the Notes. A form of Subsidiary Intercompany
Note is attached as Annex B hereto.

Section 4.20 Collateral Documents.
              --------------------
   No later than the Issue Date, Parent shall execute the Parent Pledge Agreement, the Issuer shall, and shall cause each Subsidiary Guarantor to, execute the Issuer Pledge Agreement and the Security Agreement, and the Issuer shall execute the Deed of Trust. Each Holder, by accepting a Note, agrees to all of the terms and provisions of each Collateral Document, as the same may be amended from time to time pursuant to the provisions hereof and thereof, and authorizes the Trustee to execute each Collateral Document on behalf of such Holder.

Section 4.21 Impairment of Security Interests.
              ------------------------------
   (a) Parent and the Issuer will not, and neither Parent nor the Issuer will permit any of its Restricted Subsidiaries to, take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee for the benefit of the holders of the Notes, in the Collateral.

   (b) Parent and the Issuer will not, and neither Parent nor the Issuer will permit any of its Restricted Subsidiaries to, grant to any person (other than the Trustee for the benefit of the holders of the Notes) any interest whatsoever in the Collateral except as expressly permitted by this Indenture and the Collateral Documents.

Section 4.22 Payments for Consent.
             ---------------------
   Neither Parent, the Issuer nor any of the Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.23 Maintenance of Properties and Insurance.
             ---------------------------------------
   Each of the Issuer and the Guarantors shall maintain all properties used in the conduct of their respective businesses in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that, subject to the provisions of the Collateral Documents, nothing in this
Section 4.23 shall prevent the Issuer or any Guarantor from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuer or such Guarantor (as evidenced by a Board Resolution of the Board of Directors of the Issuer or such Guarantor, as the case may be, if the fair market value of such properties is greater than $1,000,000 per asset or set of related assets), desirable in the conduct of the business of the Issuer or such Guarantor, and, in each case, will not be materially adverse to the Holders.

   Each of the Issuer and the Guarantors shall provide or cause to be provided for itself and each of its Subsidiaries, insurance (including appropriate self-insurance consistent with the extent self-insurance generally is utilized by companies in the same line of business) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer or such Guarantor, as the case may be, are adequate and appropriate for the conduct of the business of the Issuer and each Guarantor in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Issuer or such Guarantor and adequate and appropriate for the conduct of the business of the Issuer and each of the Guarantors, in a prudent manner.


                              ARTICLE 5
                             SUCCESSORS

Section 5.01.     Merger, Consolidation, or Sale of Assets.
                  -----------------------------------------
   The Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such surviving corporation or transferee Person, the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of the Issuer under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture and other documents in form reasonably satisfactory to the Trustee; (iii) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states); (iv) the Collateral owned by or transferred to the Surviving Entity shall (A) continue to constitute Collateral under this Indenture and the Collateral Documents, (B) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes and (C) shall not be subject to any Lien other than Liens expressly permitted by this Indenture and the Collateral Documents; (v) the property and assets of the person which is merged or consolidated with or into such company, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by this Indenture; (vi) immediately after such transaction no Default or Event of Default exists; and (vii) except in the case of a merger of the Issuer with or into a Wholly Owned Subsidiary of the Issuer, the Surviving Entity (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

Section 5.02.     Successor Corporation Substituted.
                  ----------------------------------
   Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Issuer's assets that meets the requirements of Section 5.01 hereof.


                             ARTICLE 6
                       DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.
                  ------------------
   An "Event of Default" occurs if:

        (a) the Issuer defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

        (b) the Issuer defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

        (c) Parent or the Issuer fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

        (d) Parent, the Issuer or any Subsidiary Guarantor fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes, the Guarantees of the Notes, or the Collateral Documents for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

        (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

        (f) failure by Parent, the Issuer or any of their Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

        (g) except as permitted by Article 12 hereof, (i) the Parent Guarantee or any Subsidiary Guarantee (A) is held in any judicial proceeding to be unenforceable or invalid or (B) ceases for any reason to be in full force and effect, or (ii) Parent or any Subsidiary Guarantor, or any Person acting on behalf of Parent or any Subsidiary Guarantor, disaffirms or denies its obligations under its Guarantee of the Notes;

        (h) Parent or the Issuer shall breach any material representation, warranty or agreement set forth in the Collateral Documents or any Collateral Document shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect;

        (i) Parent, the Issuer or any of the Significant Subsidiaries of Parent or Issuer or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

             (i)  commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case,

             (iii) consents to the appointment of a custodian of it or for all or substantially all of its property (a "Custodian"),

             (iv) makes a general assignment for the benefit of its creditors, or

             (v)  generally is not paying its debts as they become due;
        or

        (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against Parent, the Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

             (ii) appoints a Custodian of Parent, the Issuer or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent, the Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

             (iii) orders the liquidation of Parent, the Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

   and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.
                  ------------
   (a) If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to Parent, the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to Parent, the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

   (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the provisions of Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2001, then the premium specified in Section 3.07 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.     Other Remedies.
                  --------------
   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.
                  -----------------------
   Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.
                  --------------------
   Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.     Limitation on Suits.
                  --------------------
   A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     Rights of Holders of Notes to Receive Payment.
                  -----------------------------------------------
   Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.     Collection Suit by Trustee.
                   --------------------------
   If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.
                  ---------------------------------
   The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.
                  ----------
   If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

        THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

   The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.
                  ----------------------
   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 25% in principal amount of the then outstanding Notes.


                             ARTICLE 7
                              TRUSTEE

Section 7.01.     Duties of Trustee.
                  -----------------
   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

   (b)  Except during the continuance of an Event of Default:

        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

   (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (i) this paragraph does not limit the effect of paragraph (b) of this Section;

        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

   (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

   (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liabilities and expenses that might be incurred by it in connection with such request or direction.

   (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.
                  ------------------
   (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

   (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

   (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

   (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

   (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

   (f) The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liabilities and expenses that might be incurred by it in connection with such request or direction.

Section 7.03.     Individual Rights of Trustee.
                   ----------------------------
   The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (in the event such conflict arises after the consummation of the Exchange Offer or the effectiveness of any Shelf Registration Statement filed pursuant to the Registration Rights Agreement) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.
                  ---------------------
   The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.
                  -------------------
   If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.     Reports by Trustee to Holders of the Notes.
                  ------------------------------------------
   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

   A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and, if such report is prepared after the consummation of the Exchange Offer or the effectiveness of any Shelf Registration Statement filed pursuant to the provisions of the Registration Rights Agreement, filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.
                  ---------------------------
   The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

   The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

   The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

   To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.
                  -----------------------
   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

   (a)  the Trustee fails to comply with Section 7.10 hereof;

   (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

   (c) a Custodian or public officer takes charge of the Trustee or its property; or

   (d)  the Trustee becomes incapable of acting.

   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.
                  --------------------------------
   If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.
                  -----------------------------
   There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

   This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Issuer.
                  ------------------------------------------------
   The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Trustee Risk.
             ------------------
   None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to
Section 7.01 hereof and the requirements of the TIA.

Section 7.13 Appointment of Co-Trustee.
              -------------------------
   (a) In case of litigation under this Indenture, and in particular in case of the enforcement of any document or default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as separate or co-trustee (the "Co-Trustee").

   (b) The Trustee shall, upon the prior written consent of the Issuer, which shall not be unreasonably withheld, appoint an additional individual or institution as Co-Trustee. The Co-Trustee shall deliver a written acceptance of its appointment to the Issuer. Thereupon, the Co-Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Trustee shall mail a notice of the appointment of the Co-Trustee to the Holders.

   (c) In the event the Trustee appoints a Co-Trustee, each and every remedy, power, right, claim, demand, cause of action and immunity expressed or intended by this Indenture to be exercised by and vested in the Trustee, but only to the extent necessary to enable such Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such Co-Trustee shall run to and be enforceable by either of them.

   If any written instrument is required by the separate Co-Trustee so appointed by the Trustee for fuller and more certain vesting in and confirming to him or it such rights, powers, trusts, duties and obligations, any and all such instruments shall, on request, be executed, acknowledged and delivered to the Issuer. In the event of the death, incapacity, resignation or removal of any Co-Trustee, all the powers, trusts, rights, duties and obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such Co-Trustee.


                              ARTICLE 8
              LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.
                  ---------------------------------------------------------
   The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.     Legal Defeasance and Discharge.
                   ------------------------------
   Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.     Covenant Defeasance.
                  --------------------
   Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.     Conditions to Legal or Covenant Defeasance.
                  ------------------------------------------
   The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

   In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (b) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
   (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

        (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

        (f) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

        (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.     Deposited Money and Government Securities to be
                  Held in Trust; Other Miscellaneous Provisions.
                   ---------------------------------------------
   Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

   The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

   Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to Issuer.
                  -------------------
   Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07.     Reinstatement.
                  --------------
   If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                             ARTICLE 9
                  AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.
                  -----------------------------------
   Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note:

   (a)  to cure any ambiguity, defect or inconsistency;

   (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

   (c) to provide for the assumption of the Issuer's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article 5 hereof;

   (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

   (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

   Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

   In addition to the foregoing, the Trustee may, without the consent of any Holder, enter into an amendment to the Intercreditor Agreement or new intercreditor agreement substantially in the form of the Intercreditor Agreement attached as Exhibit D hereto; provided that such amendment or replacement has no effect on the rights of Holders which is more adverse to Holders than the effects of the Intercreditor Agreement.

Section 9.02.     With Consent of Holders of Notes.
                 ----------------------------------
   Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Notes, the Guarantees of the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or any Collateral Document may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes).

   Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or amendment to Collateral Document, as the case may be, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture, or amended Collateral Document, as the case may be, unless such amended or supplemental Indenture, or amendment to Collateral Document, as the case may be, affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, or amendment to Collateral Document, as the case may be.

   It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

   After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, the Guarantees of the Notes, or any Collateral Document. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

        (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

        (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

        (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

        (e) make any Note payable in money other than that stated in the Notes;

        (f) make any change in the provisions of this Indenture, the Notes, the Guarantees of the Notes, or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

        (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03.     Compliance with Trust Indenture Act.
                  ------------------------------------
   Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.
                 ----------------------------------
   Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.     Notation on or Exchange of Notes.
                 ----------------------------------
   The Trustee may, as it deems appropriate, at the expense of the Issuer, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

   Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, etc.
                   ------------------------------
   The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                             ARTICLE 10
                       COLLATERAL AND SECURITY

Section 10.01.    Collateral and Security Documents; Additional Collateral.
                  --------------------------------------------------------
   (a) In order to secure the due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Purchase Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest, if any, on the Notes and the performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees of the Notes, and any other documents contemplated hereby, as the case may be, the Issuer, the Guarantors and the Trustee have simultaneously with the execution of this Indenture entered into the Collateral Documents. The Trustee, the Issuer and the Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for the benefit of the Holders pursuant to the terms of the Collateral Documents.

   (b) Promptly upon the acquisition or receipt by the Issuer or any of the Guarantors of property and assets (whether real, personal or mixed, tangible or intangible, and including, without limitation, property and assets acquired or received pursuant to a merger or consolidation of any person or persons with or into the Issuer or a Guarantor, pursuant to an Asset Sale, pursuant to a transaction as a result of which a Guarantor is released as provided in Section 12.04, or pursuant to a transaction as a result of which a person becomes a Guarantor as provided in Section 12.03), of the type that constitutes or would constitute "Trust Property" (as defined in the Collateral Documents) or Collateral (each such item of property and each such asset so acquired or received being referred to herein as "After-Acquired Property"),

        (i) the Issuer or the applicable Guarantor, as the case may be, and the Trustee will enter into such amendments or supplements to the Collateral Documents or additional Deeds of Trust (in each case in registerable or recordable form), and other Collateral Documents, and shall cause such amendments, supplements, mortgages, and other Collateral Documents to be filed and recorded in all such governmental offices, as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no prior Liens except as expressly permitted by this Indenture and the Collateral Documents), shall cause appropriate financing statements to be filed in such governmental offices as shall be necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the Uniform Commercial Code of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant Uniform Commercial Code, a security interest may be perfected by possession, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee; and

        (ii) the Issuer or the applicable Guarantor, as the case may be, shall also deliver to the Trustee the following:

        (x) to the extent such After-Acquired Property consists of real property or a leasehold interest in real property, a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Issuer, the Fair Market Value thereof as determined by the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Collateral Documents or any additional Collateral Documents constitutes a valid and perfected first priority Lien, subject only to such Liens as are permitted by this Indenture and the applicable Collateral Document, on such real property or leasehold interest in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the real property or leasehold interest and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the real property Collateral, together with an Officers' Certificate stating that any Liens or such real property or leasehold interest are Liens expressly permitted by this Indenture and the applicable Collateral Document;

        (y)  any Opinions of Counsel required pursuant to Section
        10.02(b) below; and

        (z) evidence of payment of all filing fees, recording and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Collateral Document and perfect such Lien; and

        (iii) The Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages, or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

   (c) Each Holder, by accepting a Note, agrees to all the terms and provisions of the Collateral Documents, including any additional Collateral Documents described in paragraph (b) of this Section 10.01, as the same may be amended or supplemented from time to time pursuant to the provisions of the Collateral Documents (including such additional Collateral Documents) and this Indenture.

Section 10.02.  Recording, Registration and Opinions.
                -----------------------------------
   (a) The Issuer and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Liens expressly permitted by this Indenture and the Collateral Documents), including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Issuer and the Guarantors shall from time to time promptly pay all financing and continuation statement recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. The Trustee shall not be responsible for any failure to so register, file or record.

   (b) The Issuer shall furnish to the Trustee, promptly after the execution and delivery of this Indenture, an Opinion of Counsel either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of the Liens on and security interests in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to record or register (as the case may be), and if applicable, to perfect the Liens on and security interests in the Collateral created by the Collateral Documents, to the extent that, in the case of perfection of security interests, a security interest may be perfected by filing under the Uniform Commercial Code of the applicable jurisdiction, and reciting the details of such action, and stating that as to the Liens and security interests created pursuant to the Collateral Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to record or register such Liens or to perfect such security interests. The Issuer or the applicable Guarantor shall furnish to the Trustee, at the time of execution and delivery of any additional Collateral Documents or any amendments or supplements to existing Collateral Documents, an Opinion of Counsel either substantially to the effect set forth in clause (i) of the immediately preceding sentence (but relating only to such additional Collateral Documents or any amendments or supplements to existing Collateral Documents and the related After-Acquired Property) or to the effect set forth in clause (ii) thereof, and to the further effect that such additional Collateral Documents or amendments or supplements to existing Collateral Documents, as the case may be, have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of the Issuer or the relevant Guarantor, as the case may be, subject to customary exceptions. In addition, promptly after execution and delivery of this Indenture, the Issuer shall deliver the opinion required by Section 314(b) of the TIA.

   (c) The Issuer or the applicable Guarantor shall furnish to the Trustee, at the time of execution and delivery of this Indenture, with respect to each Deed of Trust, (i) a policy of title insurance (or a commitment to issue such policy) insuring (or committing to insure) the Lien of such Deed of Trust as a valid first mortgage Lien, subject only to Liens permitted under this Indenture or such Deed of Trust on the real property and fixtures described therein which policy (or commitment) shall (A) be issued by a reputable title company, (B) include such reinsurance arrangements, if any (with provisions for direct access), as shall be customary in the same general area and for transactions of this type and size, (C) have been supplemented by such endorsements as are customary in the same general area and for transactions of this type and size (and, in the case of any Deed of Trust executed after the Issue Date, endorsements substantially identical to those included in the title policies for the then existing Deeds of Trust) or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of reputable architects or other reputable professionals (including endorsements or opinion letters on matters relating to contiguity, first loss, and so-called comprehensive coverage over covenants and restrictions, if available) and
(D) contain only such exceptions to title as shall be Permitted Liens (each, a "Title Policy"), (ii) the aggregate amount of all such policies shall be not less than the principal amount of the Notes and (iii) an Officers' Certificate stating that such title insurance policies comply with the requirements of this subsection (c).

   (d) The Issuer shall furnish to the Trustee on April 15 in each year, beginning with April 15, 1998, an Opinion of Counsel, dated as of such date, which complies with Section 314(b)(2) of the TIA, either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of this Indenture and all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Liens and security interests of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement within such 24 month period and such continuation statement is not effective if filed at the time of the opinion, such opinion may so state and in that case the Issuer shall cause a continuation statement to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

Section 10.03.  Release of Collateral.
                ----------------------

   (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

   (b) Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

   (c) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.04.  Possession and Use of Collateral.
                --------------------------------
   Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as no Event of Default shall have occurred and be continuing, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Trustee, other than monies or U.S. Government Obligations deposited pursuant to Article 8, and other than as set forth in the Collateral Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Monies held by the Trustee, other than monies and U.S. Government Obligations deposited pursuant to Article 8 and other than as set forth in the Collateral Documents and this Indenture), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Collateral Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

Section 10.05.  Specified Releases of Collateral.
                --------------------------------
   (a) SATISFACTION AND DISCHARGE; DEFEASANCE. The Issuer and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon compliance with the conditions precedent set forth in Article 8 for Legal Defeasance or Covenant Defeasance. Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article
8), together with such documentation, if any, as may be required by the TIA (including, without limitation, Section 314(d) of the TIA) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Issuer) to release and reconvey to the Issuer and the applicable Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Issuer and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

   (b) DISPOSITIONS OF COLLATERAL PERMITTED BY SECTION 4.10. The Issuer and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the conditions precedent that the Issuer shall have delivered to the Trustee the following:

        (i) A Company Order requesting release of Released Interests (a "Company Order"), such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the Fair Market Value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the consideration to be received is at least equal to the Fair Market Value of the Released Interests, (D) stating that the release of such Released Interests will not impair the value of the remaining Collateral or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a person that is not an Affiliate of the Issuer or, in the event that such sale is to a person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.11, (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof and (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

        (ii) An Officers' Certificate certifying that (A) such sale covers only the Released Interests and/or property which is not Collateral and complies with the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof, (B) all Collateral Proceeds from the sale of any of the Released Interests will be deposited in the Collateral Account, and all Net Proceeds from the sale of any of the Released Interests (and any other property which is not Collateral) will be applied pursuant to Section 4.10, (C) there is not and will not be a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with;

        (iii) All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents, and all documents required by
   Section 10.01 hereof; and

        (iv) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such release have been complied with.

   Upon compliance by the Issuer with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Issuer or the applicable Guarantor the Released Interest without recourse by executing a release in the form provided by the Issuer or the applicable Guarantor.

   (c)  EMINENT DOMAIN, EXPROPRIATION AND OTHER GOVERNMENTAL TAKINGS.
The Issuer and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or expropriation or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority thereof of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, upon compliance with the conditions precedent that the Issuer shall have delivered to the Trustee the following:

        (i) An Officers' Certificate of the Issuer certifying that (A) such Collateral has been taken by eminent domain or expropriation and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality, province or other governmental authority thereof to purchase, or to designate a purchaser, or order a sale of such Collateral and the amount of the proceeds of such sale, and (B) all conditions precedent to such release have been complied with;

        (ii) Cash equal to the amount of the award for such property or the proceeds of such sale, shall be deposited with the Trustee in the Collateral Account and held as Trust Monies subject to the disposition thereof pursuant to Article 11 hereof; and

        (iv) All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of Collateral by the Trustee.

   Upon compliance by the Issuer with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Issuer or the applicable Guarantor without recourse the aforementioned items of Collateral by executing a release in the form provided by the Issuer or the applicable Guarantor.

   (d) RELEASED PROPERTY. So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Issuer (acting on behalf of itself or any Guarantor) shall be entitled to obtain a release of, and the Trustee shall release, Collateral (other than Trust Monies and other than monies and U.S. Government Obligations deposited pursuant to Article 8) specified by the Issuer ("Released Property") provided (i) the Fair Market Value of the Released Property in any single transaction, or series of related transactions, shall not exceed $100,000, and (ii) prior to granting such release, the Issuer shall provide the Trustee with the following:

        (i) A Company Order requesting release of Released Property, such Company Order (A) specifically describing the proposed Released Property, (B) specifying the Fair Market Value of such Released Property on a date within 60 days of the Company Order, (C) stating that the release of such Released Property will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (D) stating that the Fair Market Value of such Released Property does not exceed $100,000;

        (ii) An Officers' Certificate certifying that no Default or Event of Default has occurred and is continuing or will occur as a result of the release of the Released Property, and all conditions precedent to such release have been complied with; and

        (iii) All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of the Released Property by the Trustee.

   Upon compliance by the Issuer with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Issuer without recourse the aforementioned items of Collateral by executing a release in the form provided by the Issuer.

Section 10.06.    Disposition of Collateral Without Release.
                  -----------------------------------------
   Notwithstanding the provisions of Section 10.05, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Issuer and the Guarantors may, without any prior release or consent by the Trustee, conduct ordinary course activities in respect of the Collateral which do not individually or in the aggregate adversely affect the value of the Collateral, including selling or otherwise disposing of, in any single transaction or series of related transactions, any property subject to the Lien of this Indenture or the Collateral Documents which has become worn out or obsolete and which either has an aggregate Fair Market Value of $100,000 or less or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property; abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents; surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures, and appurtenances, provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Collateral Documents shall be made which
(1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Collateral Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of and security interest in any of the Collateral Documents on such property, (2) does not comply with the terms of this Indenture and the Collateral Documents or (3) otherwise impairs the Lien of the Collateral Documents; demolishing, dismantling, tearing down or scrapping any Collateral or abandoning any thereof if, in the good faith opinion of the Board of Directors of the Issuer (as evidenced by a Board Resolution delivered to the Trustee if it involves Collateral having a Fair Market Value in excess of $100,000) such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Issuer, will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, and the Fair Market Value and utility of the Collateral as an entirety, and the security for the Notes, will not thereby be otherwise impaired; granting a nonexclusive license of any intellectual property; and abandoning intellectual property which has become obsolete and not used in the business.

Section 10.07.  Form and Sufficiency of Release.
                 -------------------------------
   In the event that the Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 10.05 or
10.06 may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor, and the Issuer or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee of the Notes and the Collateral Documents, upon being satisfied that the Issuer or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 10.05 or 10.06, the Trustee shall execute, acknowledge and deliver to the Issuer or such Guarantor such an instrument in the form provided by the Issuer, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Issuer or such Guarantor may reasonably request and is necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

Section 10.08.  Purchaser Protected.
                ---------------------
   No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

Section 10.09. Authorization of Actions To Be Taken by the Trustee Under the Collateral Documents.
                ---------------------------------------------
   Subject to the provisions of the Collateral Documents:

   (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuer and the Guarantors hereunder and under the Collateral Documents; and

   (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 10.10.  Authorization of Receipt of Funds by the Trustee
                Under the Collateral Documents.
                ------------------------------------------------
   The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article 11 and the other provisions of this Indenture.


                             ARTICLE 11
                     APPLICATION OF TRUST MONIES

Section 11.01.  Collateral Account.
                ------------------
   On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Monies which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Documents, said Trust Monies shall be applied in accordance with Section 4.10 and may also be applied by the Trustee to cure any Event of Default; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.

Section 11.02.  Withdrawal of Insurance Proceeds and Condemnation Awards.
                --------------------------------------------------------
   To the extent that any Trust Monies consist of either (a) Net Insurance Proceeds or (b) condemnation awards, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Trustee upon a Company Request delivered to the Trustee to reimburse the Issuer or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Issuer or such Guarantor in connection with the repair, rebuilding or replacement of the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

   (a) An Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

        (i) that expenditures have been made, or costs incurred by the Issuer or such Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Issuer or such Guarantor at the date of the acquisition thereof by the Issuer or such Guarantor;

        (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 11.02;

        (iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Collateral Documents or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 10.05(c), as the case may be;

        (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Issuer, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

        (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Issuer's or such Guarantor's business;

        (vi) that the Issuer or such Guarantor has title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Collateral Documents;

        (vii) that no Default or Event of Default shall have occurred and be continuing; and

        (ix) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

   (b) All documentation required under the TIA (including, without limitation, Section 314(d) of the TIA);

   (c) All documentation necessary to subject such repairs, rebuildings or replacements to a valid first priority Lien and security interest in favor of the Trustee (or, in the case of property subject to a Deed of Trust, the Trustee or another trustee under such Deed of Trust) for the benefit of the Holders pursuant to the Collateral Documents, including, without limitation, all instruments, agreements, certificates, Opinions of Counsel and documents required by Section 10.01; and

   (d)  An Opinion of Counsel substantially stating:

        (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Collateral Documents, and that, upon the basis of such Company Request and the accompanying documents specified in this
   Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this
   Section 11.02;

        (ii) that the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee in favor of the Holders and, to the extent that a security interest in any such property may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property; and

        (iii) that all the Issuer's or such Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Collateral Documents.

   Upon compliance with the foregoing provisions of this Section 11.02 and
Section 11.01, the Trustee shall, upon Company Request, pay an amount of Trust Monies of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause
(i) of paragraph (a) of this Section 11.02, or the Fair Market Value to the Issuer or the applicable Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an Independent Appraiser's or Independent Financial Advisor's certificate, if required by the TIA), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Insurance Proceeds or Net Awards for such property or proceeds of such sale do not exceed $25,000 and, in the good faith estimate of the Issuer, such destruction or damage resulting in such Net Insurance Proceeds or such taking or sale resulting in such Net Awards does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate to such effect and compliance with Section 10.01, the Trustee shall release to the Issuer or the applicable Guarantor such Net Insurance Proceeds or Net Awards for such property or proceeds of such sale, free of the Lien hereof and of the Collateral Documents.

Section 11.03.  Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer.
                 ----------------------------------------------------------
   To the extent that any Trust Monies consist of Collateral Proceeds received by the Trustee pursuant to the provisions of Section 4.10 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.10 upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

   (a) An Officers' Certificate, dated not more than five days prior to the Asset Sale Purchase Date stating:

        (i) that no Default or Event of Default shall have occurred and be continuing;

        (ii) (x) that such Trust Monies constitute Collateral Proceeds or are deemed, pursuant to Section 4.10, to constitute Collateral Proceeds, (y) that pursuant to and in accordance with Section 4.10, the Issuer has made an Asset Sale Offer and (z) the Available Amount to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

        (iii)     the Asset Sale Purchase Date; and

        (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with;

   (b) All documentation, if any, required under Section 314(d) of the TIA; and

   Upon compliance with the foregoing provisions of this Section 11.03, the Trustee shall apply the Trust Monies as directed and specified by such Company Order, subject to Section 4.10.

Section 11.04.  Withdrawal of Trust Monies for Investment in
                Replacement Assets.
                ---------------------------------------------

   In the event the Issuer intends to reinvest Collateral Proceeds of an Asset Sale in Replacement Assets (the "Released Trust Monies"), such Collateral Proceeds constituting Trust Monies may be withdrawn by the Issuer and shall be paid by the Trustee to the Issuer upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

   (a) a notice signed by the Issuer (each, a "Trust Monies Release Notice"), which shall (i) refer to this Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

   (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default in effect or continuing on the date thereof,
(iv) the release of the Released Trust Monies will not result in a Default or Event of Default hereunder and (v) all conditions precedent to such release have been complied with;

   (c) All documentation required under the TIA (including, without limitation, Section 314(d) of the TIA);

   (d) All documentation necessary to subject such Replacement Assets to a valid first priority Lien and security interest (subject only to Liens expressly permitted by this Indenture or the relevant Collateral Documents) in favor of the Trustee for the benefit of the Holders pursuant to the Collateral Documents, including, without limitation, all instruments, agreements, Opinions of Counsel, certificates and other documents required by Section 10.01; and

   (e)  An Opinion of Counsel stating:

        (i) that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

        (ii) to the extent that such Replacement Assets were acquired with Collateral Proceeds, the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such Replacement Assets in favor of the Trustee for the benefit of the Holders and, to the extent that a security interest in any such Replacement Assets may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property.

   Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Issuer.

Section 11.05.  Investment of Trust Monies.
                ---------------------------
   The Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. So long as no Default or Event of Default shall have occurred and is continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company Order, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of a Company Order specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Issuer. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

   The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.05.


                             ARTICLE 12
                             GUARANTEES

Section 12.01     Guarantees.
                  ----------
   Subject to the provisions of this Article 12, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees and expenses) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Issuer to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuer. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a "Benefitted Party") to proceed against the Issuer, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors or any of them; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Issuer, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Issuer or the Guarantors or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Guarantees of the Notes shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

   Each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any or all of the following: (a) any lack of validity or enforceability of this Indenture, any Note or Collateral Document, or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations guaranteed hereby or any other obligations of any other Person under this Indenture, any Note or any Collateral Document, or any other amendment or waiver of or any consent to, or departure from the terms hereof or thereof, including, without limitation, any increase in the obligations guaranteed hereby resulting from the extension of additional credit to the Issuer or any of its Subsidiaries or otherwise; (c) any taking, exchange, release, or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations guaranteed hereby; (d) any manner of application of Collateral, or proceeds thereof, to all or any of the obligations guaranteed hereby, or any manner of sale or other disposition of any Collateral for all or any of the obligations guaranteed hereby or any other obligations of any other Person under this Indenture, any Note or any Collateral Document, or any other assets of the Issuer or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of the Issuer or any of its Subsidiaries;
(f) any failure of any Benefitted Party to disclose to the Issuer or any Guarantor any information relating to the financial condition, operations, properties or prospects of the Issuer or any other Guarantor now or in the future known to any Benefitted Party (the Issuer and each Guarantor hereby waiving any duty on the part of the Benefitted Parties to disclose such information); or (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any other Benefitted Party that might otherwise constitute a defense available to, or a discharge of, the Issuer, any Guarantor or any other guarantor or surety.

   Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations guaranteed hereby and its Guarantee and any requirement that the Trustee or any other Benefitted Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any Collateral.

   Each Guarantor hereby waives any right to revoke its Guarantee, and acknowledges that its Guarantee of the Notes is continuing in nature and applies to all obligations of the Issuer hereunder and under the Notes, whether existing now or in the future.

   Each Guarantor acknowledges that the Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under its Guarantee, foreclose under any Deed of Trust by nonjudicial sale, and each Guarantor hereby waives all rights and defenses (including, without limitation, any defense to the recovery by the Trustee and the other Benefitted Parties against any Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by Sections 580a and 580d of the California Code of Civil Procedure or any statute or law in any other jurisdiction having similar effect) arising out of an election of remedies by the Trustee or any other Benefitted Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for an obligation guaranteed by its Guarantee, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

   Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated hereby and that the waivers set forth in this Article Twelve are knowingly made in contemplation of such benefits.

   If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantors, or any trustee or similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, the Guarantees of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantee.

Section 12.02     Execution and Delivery of Guarantees.
                  -------------------------------------
   To evidence the Guarantees set forth in Section 12.01 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

   Each of the Guarantors agree that the Guarantees set forth in this
Article 12 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees of the Notes.

   If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees of Notes shall be valid nevertheless.

   The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 12.03     Guarantors May Consolidate, etc., on Certain Terms.
                  --------------------------------------------------
   (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Issuer or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Guarantee of such Guarantor (but not of any surviving Guarantor) shall no longer have any force or effect.

   (b) Each Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity other than the Issuer or another Guarantor unless: (i) subject to the provisions of Section 12.04, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; (iv) the Issuer would be permitted by virtue of the Issuer's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); (v) the Collateral owned by such Guarantor (in the case of a merger or consolidation) or the Collateral transferred to the surviving Person (in the case of a transfer of assets)
(A) shall continue to constitute Collateral under this Indenture and the Collateral Documents, (2) shall be subject to a Lien in favor of the Trustee for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Liens expressly permitted by this Indenture and the Collateral Documents; (vi) the property and assets of the person which is merged or consolidated with or into such Guarantor or to which the properties and assets of such Guarantor are transferred, to the extent that they are property and assets of the types which would constitute Collateral under the Collateral Documents shall be treated as After-Acquired Property and such Guarantor or the Surviving Person, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by this Indenture and (vii) in the case of any consolidation, merger, transfer, assignment or other disposition involving Parent, Parent and the Issuer have complied with the provisions of Section 4.15.

   In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

   (c) The Trustee, subject to the provisions of Section 12.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 12.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 13.05.

Section 12.04     Releases Following Sale of Assets.
                  ----------------------------------
   In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the terms of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Issuer to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 12.

Section 12.05     Limitation of Guarantor's Liability.
                  ------------------------------------
   Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 12 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 12, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

Section 12.06     Application of Certain Terms and Provisions
                  to the Guarantors.
                  -------------------------------------------
   (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Issuer were references to such Guarantor.

   (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Issuer were references to such Guarantor.

   (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in
Section 12.02 as if references therein to the Issuer were references to such Guarantor.

   (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 12.04 hereof as if all references therein to the Issuer were references to such Guarantor.


                             ARTICLE 13
                            MISCELLANEOUS

Section 13.01.    Trust Indenture Act Controls.
                  -----------------------------
   If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02.    Notices.
                  --------
   Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

   If to the Issuer:

        Sun World International, Inc.
        P.O. Box 80298
        Bakersfield, California 93312
        Telecopier No.: (805) 392-5092
        Attention: Chief Financial Officer

   With a copy to:

        Miller & Holguin
        1801 Century Park East, 7th Floor
        Los Angeles, California 90067
        Telecopier No.: (310) 557-2205
        Attention: Howard Unterberger

   If to the Trustee:

        IBJ Schroder Bank & Trust Company
        One State Street
        New York, New York 10004
        Telecopier No.:  (212) 858-2952
        Attention:  Corporate Trust Administration

        With a copy to:

        Riordan & McKinzie
        695 Town Center Road
        Costa Mesa, California 92626
        Telecopier No.:  (714) 433-2611
        Attention:  Michael P. Whalen

   The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

   Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

   If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.  Communication by Holders of Notes with Other Holders of Notes.
                 ------------------------------------------------------------
   Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

Section 13.04.    Certificate and Opinion as to Conditions Precedent.
                  ---------------------------------------------------
   Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05.    Statements Required in Certificate or Opinion.
                  ----------------------------------------------
   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06.    Rules by Trustee and Agents.
        ------------------------------------------
   The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
                ----------------------------------------------------------
   No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Subsidiary under the Notes, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08.    Governing Law.
                  -------------
   THE INTERNAL LAW OF THE STATE OF CALIFORNIA SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES OF THE NOTES, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

Section 13.09.    No Adverse Interpretation of Other Agreements.
                  ----------------------------------------------
   This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.    Successors.
                  -----------
   All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.    Severability.
                  ------------
   In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.    Counterpart Originals.
                  ----------------------
   The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.    Table of Contents, Headings, etc.
                  ---------------------------------
   The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                             SIGNATURES

Dated as of April 16, 1997           Sun World International, Inc.


                                      By:  /s/ Timothy J. Shaheen
                                           -----------------------
                                      Name:  Timothy J. Shaheen
                                      Title: President and
                                             Chief Executive Officer

Attest:

Dated as of April 16, 1997           Cadiz Land Company, Inc.


                                     By: /s/ Keith Brackpool
                                         --------------------------
                                     Name:  Keith Brackpool
                                     Title: Chief Executive Officer

Attest:

Dated as of April 16, 1997           Agri-Land Realty, Inc.
                                     Sun World Management Corporation
                                     Sun World Avocado
                                     Sun World Export, Inc.
                                     Sun World Brands
                                     Sun World/Rayo
                                     Dinuba Packing Corporation
                                     SFC Marketing Corporation
                                     Sun Harvest, Inc.
                                     Pacific Farm Service, Inc.
                                     Big Valley Leasing, Inc.
                                     Sun Desert, Inc.
                                     Coachella Growers


                                     By:   /s/ Timothy J. Shaheen
                                         --------------------------
                                     Name:  Timothy J. Shaheen
                                     Title:

Attest:
                            (SEAL)


Dated as of April 16, 1997           IBJ Schroder Bank & Trust Company
                                           Trustee


                                     By: /s/ Luis Perez
                                         -----------------------------
                                         Name:  Luis Perez
                                         Title: Assistant Vice President
Attest:

-----------------------     (SEAL)

                              Exhibit A
                           (Face of Note)

      11-1/4% [Series A] [Series B] First Mortgage Notes due 2004

  No.                                                    $__________

                    SUN WORLD INTERNATIONAL, INC.

  promises to pay to

  or registered assigns,

  the principal sum of

  Dollars on April 15, 2004.

  Interest Payment Dates:  April 15, and October 15

  Record Dates:  April 1, and October 1

                                Dated: April 16, 1997

                                SUN WORLD INTERNATIONAL, INC.

                                By:
                                     --------------------------
                                Name:
                                Title:

                                     (SEAL)

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By:__________________________________


                           (Back of Note)

      11-1/4% [Series A] [Series B] First Mortgage Notes due 2004


  [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

(1) This paragraph should be included only if the Note is issued in global form.

       THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
  ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
  (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR
  (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

  1. INTEREST. Sun World International, Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 11-1/4% per annum from April 16, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer will pay interest and Liquidated Damages semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 1997. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

  3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

  4. INDENTURE AND COLLATERAL DOCUMENTS. The Issuer issued the Notes under an Indenture dated as of April 16, 1997 ("Indenture") between the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Issuer limited to $115 million in aggregate principal amount. The
Notes are secured by a pledge of certain assets of the Issuer pursuant to the Collateral Documents referred to in the Indenture.

  5.  OPTIONAL REDEMPTION.

  The Issuer shall not have the option to redeem the Notes prior to April 15, 2001. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year                                           Percentage
------                                         --------------
2001 . . . . . . . . . . . . . . . . . . . . . 105.625%
2002 . . . . . . . . . . . . . . . . . . . . . 102.813%
2003 and thereafter. . . . . . . . . . . . . . 100.000%

6.  MANDATORY REDEMPTION.

       Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

       7.  Repurchase at Option of Holder.

       (a) If there is a Change of Control, the Issuer shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

       (b) If Parent, the Issuer or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or Parent) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will be sent an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT and WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Guarantees, the Collateral Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

       12. DEFAULTS AND REMEDIES. (a) Events of Default include: (i) default in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days; (ii) default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by Parent or the Issuer to comply with any of the provisions of
Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by Parent, the Issuer or any Subsidiary Guarantor to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes, the Guarantees or the Collateral Documents for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of Its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Parent, the Issuer or any of their Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by Article 12 of the Indenture, (1) the Parent Guarantee or any Subsidiary Guarantee (A) is held in any judicial proceeding to be unenforceable or invalid or (B) ceases for any reason to be in full force and effect, or (2) Parent or any Subsidiary Guarantor, or any Person acting on behalf of Parent or any Subsidiary Guarantor, disaffirms or denies its obligations under its Guarantee; (viii) the breach by Parent or the Issuer of any material representation, warranty or agreement set forth in the Collateral Documents or any Collateral
Document shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and
(ix) certain events of bankruptcy or insolvency with respect to Parent, the Issuer or any of Significant Subsidiaries or group of Subsidiaries which, taken together, would constitute a Significant Subsidiary, as set forth in
Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, Liquidated Damages, if any, or interest on, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the provisions of paragraph 5 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2001, then the premium specified in paragraph 5 hereof shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

       13. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

       14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Issuer or any Subsidiary, as such, shall not have any liability for any obligations of the Issuer or any Subsidiary under the Notes, the Guarantees, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

       16. ABBREVIATONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTE SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of April 16, 1997, between the Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

       18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

             Sun World International, Inc.
             P.O. Box 80298
             Bakersfield, California 93312
             Attention:  Chief Financial Officer

                              GUARANTEE

       The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 11-1/4% First Mortgage Notes due April 15, 2004 (the "Notes") of Sun World International, Inc., a
Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 12 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and
(iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

       The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

       No officer, director, manager, or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such officer, director, manager or incorporator.

       This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

       This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

       The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

       Each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any or all of the following: (a) any lack of validity or enforceability of the Indenture, any Note or Collateral Document, or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations guaranteed hereby or any other obligations of any other Person under the Indenture, any Note or any Collateral Document, or any other amendment or waiver of or any consent to, or departure from the terms hereof or thereof, including, without limitation, any increase in the obligations guaranteed hereby resulting from the extension of additional credit to the Issuer or any of its Subsidiaries or otherwise; (c) any taking, exchange, release, or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations guaranteed hereby; (d) any manner of application of Collateral, or proceeds thereof, to all or any of the obligations guaranteed hereby, or any manner of sale or other disposition of any Collateral for all or any of the obligations guaranteed hereby or any other obligations of any other Person under the Indenture, any Note or any Collateral Document, or any other assets of the Issuer or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of the Issuer or any of its Subsidiaries;
(f) any failure of any Benefitted Party to disclose to the Issuer or any Guarantor any information relating to the financial condition, operations, properties or prospects of the Issuer or any other Guarantor now or in the future known to any Benefitted Party (the Issuer and each Guarantor hereby waiving any duty on the part of the Benefitted Parties to disclose such information); or (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any other Benefitted Party that might otherwise constitute a defense available to, or a discharge of, the Issuer, any Guarantor or any other guarantor or surety.

       Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations guaranteed hereby and its Guarantee and any requirement that the Trustee or any other Benefitted Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any Collateral.

       Each Guarantor hereby waives any right to revoke its Guarantee, and acknowledges that its Guarantee is continuing in nature and applies to all obligations of the Issuer hereunder and under the Notes, whether existing now or in the future.

       Each Guarantor acknowledges that the Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under its Guarantee, foreclose under any Deed of Trust by nonjudicial sale, and each Guarantor hereby waives all rights and defenses (including, without limitation, any defense to the recovery by the Trustee and the other Benefitted Parties against any Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by Sections 580a and 580d of the California Code of Civil Procedure or any statute or law in any other jurisdiction having similar effect) arising out of an election of remedies by the Trustee or any other Benefitted Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for an obligation guaranteed by its Guarantee, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

       Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated hereby and that the waivers set forth in this Article Twelve are knowingly made in contemplation of such benefits.

       If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantors, or any trustee or similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

       THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

       Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of April 16, 1997  Cadiz Land Company, Inc.


                      By:
                      Name:
                      Title:

Attest:

Dated as of April 16, 1997     Agri-Land Realty, Inc.
                               Sun World Management Corporation
                               Sun World Avocado
                               Sun World Export, Inc.
                               Sun World Brands
                               Sun World/Rayo
                               Dinuba Packing Corporation
                               SFC Marketing Corporation
                               Sun Harvest, Inc.
                               Pacific Farm Service, Inc.
                               Big Valley Leasing, Inc.
                               Sun Desert, Inc.
                               Coachella Growers

                      By:
                      Name:
                      Title:

Attest:
                       (SEAL)

                           Assignment Form


       To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

----------------------------------------------------------------------------
            (Insert assignee's soc. sec. or tax I.D. no.)

----------------------------------------------------------------------------

-----------------------------------------------------------------------------
        (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.



Date:

                                        Your Signature:
                                       (Sign exactly as your name
                                        appears on the face of this Note)

Signature Guarantee.

                 Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

           _____Section 4.10                ______Section 4.15

          If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                             Your Signature:
                                  (Sign exactly as your
                                   name appears on the Note)

                                  Tax Identification No.:


Signature Guarantee.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(2)

           The following exchanges of a part of this Global Note for Definitive Notes have been made:
                                                Principal        Signature
            Amount of                             Amount             of
           Decrease in      Amount of             of this        Authorized
            Principal      Decrease in          Global Note      Officer of
            Amount of       Principal            following         Trustee
Date of       this          Amount of           such decrease      or Note
Exchange   Global Note   this Global Note       (or increase)     Custodian
--------  ------------   ----------------    ----------------   -------------


-------------------------
(2) This should be included only if the Note is issued in global form.

                        EXHIBIT B-1
   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                      OF CERTIFICATED NOTES
          (Pursuant to Section 2.06(b) of the Indenture)


IBJ Schroder Bank & Trust Company
One State Street
New York, New York 10004
Attention:  Corporate Trust Administration

           Re: 11-1/4% First Mortgage Notes due 2004 of Sun World International, Inc.

           Reference is hereby made to the Indenture, dated as of April 16, 1997 (the "Indenture"), among Sun World International, Inc., as issuer (the "Issuer"), the Guarantors and IBJ Schroder Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           This letter relates to $_______ principal amount of Notes which are evidenced by one or more Global Notes (CUSIP No. _________) and held with the Depository in the name of ____________________________ (the "Holder" or "Transferor"). The Transferor hereby requests a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ___________), which Notes, immediately after such transfer, are to be delivered to the Transferor at the address set forth below.

           In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                           [CHECK ONE]

       ____the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                or

       ____the Surrendered Notes are being transferred to the Issuer;

                                or

       ____the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                or

       ____the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                or

       ____the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                or

       ____such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and Smith Barney Inc., the initial purchaser of such Notes being transferred.


                             __________________________
                             [Insert Name of Holder/Transferor]


                             By:
                             Name:
                             Title:
Dated:  _____________, _____

cc:      Sun World International, Inc.
         P.O. Box 80298
         Bakersfield, California 93312
         Attention:  Chief Financial Officer

                           Exhibit B-2

   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
              FROM GLOBAL NOTE TO CERTIFICATED NOTE
          (Pursuant to Section 2.06(c) of the Indenture)


IBJ Schroder Bank & Trust Company
One State Street
New York, New York 10004
Attention:  Corporate Trust Administration

           Re: 11-1/4% First Mortgage Notes due 2004 of Sun World International, Inc.

           Reference is hereby made to the Indenture, dated as of April 16, 1997 (the "Indenture"), among Sun World International, Inc., as issuer (the "Issuer"), the Guarantors and IBJ Schroder Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           This letter relates to $_______ principal amount of Notes which are evidenced by one or more Global Notes (CUSIP No. _________) and held with the Depository in the name of ____________________________ (the "Holder" or "Transferor"). The Transferor hereby requests a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ___________), which Notes, immediately after such transfer, are to be delivered to the Transferor at the address set forth below.

           In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                           [CHECK ONE]


       ____the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                or

       ____the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                or

       ____the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                or

       ____the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                or

       ____such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and Smith Barney Inc., the initial purchaser of such Notes being transferred.


                             __________________________
                             [Insert Name of Holder/Transferor]


                             By:
                             Name:
                             Title:
Dated:  _____________, _____

                             __________________________
                             [Address of Transferor]

                             __________________________


cc:      Sun World International, Inc.
         P.O. Box 80298
         Bakersfield, California 93312
         Attention:  Chief Financial Officer

                           Exhibit B-3

   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
              FROM CERTIFICATED NOTE TO GLOBAL NOTE
          (Pursuant to Section 2.06(e) of the Indenture)



IBJ Schroder Bank & Trust Company
One State Street
New York, New York 10004
Attention:  Corporate Trust Administration

           Re: 11-1/4% First Mortgage Notes due 2004 of Sun World International, Inc.

           Reference is hereby made to the Indenture, dated as of April 16, 1997 (the "Indenture"), among Sun World International, Inc., as issuer (the "Issuer"), the Guarantors and IBJ Schroder Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           This letter relates to $_______ principal amount of Notes which are evidenced by one or more Global Notes (CUSIP No. _________) and held with the Depository in the name of ____________________________ (the "Holder" or "Transferor"). The Transferor hereby requests a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ___________), which Notes, immediately after such transfer, are to be delivered to the Transferor at the address set forth below.

           In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                           [CHECK ONE]


       ____the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                or

       ____the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                or

       ____the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                or

       ____the Surrendered Notes are being transferred in a transaction permitted by Rule 904 under the Securities Act;

                                or

       ____the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                or

       ____such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and Smith Barney Inc., the initial purchaser of such Notes being transferred.


                             __________________________
                             [Insert Name of Transferor]


                             By:
                             Name:
                             Title:
Dated:  _____________, _____

cc:      Sun World International, Inc.
         P.O. Box 80298
         Bakersfield, California 93312
         Attention:  Chief Financial Officer

                      CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                   Indenture Section

310 (a)(1) ..  . . . . . . . . .  . .  . . . . . . .  7.10
    (a)(2) ..  . .  . .  . . . . . . . . . . . . . . .7.10
    (a)(3) .. . . . . . . . . . . . . . . . . . . . .  N.A.
    (a)(4) ..  . . . . . . . . . . . . . . . . . . . .N.A.
    (a)(5) .. .. . . . . . . . . . . . . . . . . . .  7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . .7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . .N.A.
311 (a)  . . . . . . . . . . . . . . . . . . . . . . .7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . .7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . .N.A.
312 (a)  . . . . . . . . . . . . . . . . . . . . . . .2.05
    (b)  . . . . . . . . . . . . . . . . . . . . . . 11.03
    (c)  . . . . . . . . . . . . . . . . . . . . . . 11.03
313 (a)  . . . . . . . . . . . . . . . . . . . . . .  7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . 10.03
    (b)(2) . . . . . . . . . . . . . . . . . . . . .  7.07
    (c)  . . . . . . . . . . . . . . . . . . . 7.06; 11.02
    (d)  . . . . . . . . . . . . . . . . . . . . . .  7.06
314 (a)  . . . . . . . . . . . . . . . . . . . 4.03; 11.02
    (b)  . . . . . . . . . . . . . . . . . . . . . . 10.02
    (c)(1) . . . . . . . . . . . . . . . . . . . . . 11.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . 11.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . .  N.A.
    (d)  . . . . . . . . . . . . . . . 10.03; 10.04; 10.05
    (e)  . . . . . . . . . . . . . . . . . . . . . . 11.05
    (f)  . . . . . . . . . . . . . . . . . . . . . .  N.A.
315 (a)  . . . . . . . . . . . . . . . . . . . . . .  7.01
    (b)  . . . . . . . . . . . . . . . . . . . 7.05; 11.02
    (c)  . . . . . . . . . . . . . . . . . . . . . .  7.01
    (d)  . . . . . . . . . . . . . . . . . . . . . .  7.01
    (e)  . . . . . . . . . . . . . . . . . . . . . .  6.11
316 (a)(last sentence) . . . . . . . . . . . . . . .  2.09
    (a)(1)(a). . . . . . . . . . . . . . . . . . . .  6.05
    (a)(1)(b). . . . . . . . . . . . . . . . . . . .  6.04
    (a)(2) . . . . . . . . . . . . . . . . . . . . .  N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . .  6.07
    (c)  . . . . . . . . . . . . . . . . . . . . . .  2.12
317 (a)(1) . . . . . . . . . . . . . . . . . . . . .  6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . .  6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . .  2.04
318 (a)  . . . . . . . . . . . . . . . . . . . . . . 11.01
    (b)  . . . . . . . . . . . . . . . . . . . . . .  N.A.
    (c)  . . . . . . . . . . . . . . . . . . . . . . 11.01

N.A. means not applicable

*This Cross-Reference Table is not part of the Indenture